Exhibit 99.1

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

W. P. Carey Inc. Announces Fourth Quarter and Full Year 2022 Financial Results

New York, NY – February 10, 2023 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2022.

Financial Highlights

	2022
	Fourth Quarter	Full Year
Net income attributable to W. P. Carey (millions)	$209.5	$599.1
Diluted earnings per share	$1.00	$2.99
Net income from Real Estate attributable to W. P. Carey (millions)	$210.1	$591.6
Diluted earnings per share from Real Estate	$1.00	$2.95

AFFO (millions)	$269.7	$1,060.6
AFFO per diluted share	$1.29	$5.29
Real Estate segment AFFO (millions)	$270.0	$1,042.8
Real Estate segment AFFO per diluted share	$1.29	$5.20

•2023 AFFO guidance range of between $5.30 and $5.40 per diluted share announced, all of which comprises Real Estate AFFO, based on anticipated full year investment volume of between $1.75 billion and $2.25 billion
•Quarterly cash dividend raised to $1.065 per share, equivalent to an annualized dividend rate of $4.260 per share

Real Estate Portfolio
•Investment volume of $158.5 million completed during the fourth quarter, bringing total investment volume for 2022 to $1.4 billion
•Gross disposition proceeds of $67.6 million during the fourth quarter, bringing total dispositions for 2022 to $243.7 million

W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 1

Balance Sheet and Capitalization
•Approximately $559 million in anticipated net proceeds currently available for settlement pursuant to forward sale agreements, including approximately $78 million pursuant to forward sale agreements sold during the fourth quarter and $29 million subsequent to quarter end

MANAGEMENT COMMENTARY

“We produced strong full-year results, generating Real Estate AFFO per share growth of 6.3%, primarily reflecting the accretive impact of new investments and our merger with CPA:18, as well the strength of our rent escalations,” said Jason Fox, Chief Executive Officer of W. P. Carey.

“After an unsettled market backdrop for much of 2022, we executed new investments at noticeably improved cap rates during the fourth quarter. As we embark on 2023 — W. P. Carey’s 50th anniversary year — we’re optimistic about the investment environment and our ability to close meaningfully higher deal volume at more attractive spreads. Currently, we have a sizeable near-term pipeline of transactions at advanced stages, which in conjunction with capital projects and commitments completing in 2023, and our year-to-date deal volume, gives us visibility into at least $700 million of investments, just over a month into the year. And the significant dry powder we’ve raised ensures we’re well-positioned to execute.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2022 fourth quarter totaled $402.6 million, up 7.4% from $374.9 million for the 2021 fourth quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2022 fourth quarter were $402.1 million, up 8.6% from $370.3 million for the 2021 fourth quarter. Lease revenues were higher as a result of net investment activity, properties acquired in the CPA:18 Merger and rent escalations, partly offset by the impact of a stronger U.S. dollar relative to foreign currencies, primarily the euro. Operating property revenues increased as a result of the self-storage and other operating properties acquired in the CPA:18 Merger. Other lease-related income declined (on a GAAP basis), due primarily to lower lease termination fees.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2022 fourth quarter was $209.5 million, up 110.3% from $99.6 million for the 2021 fourth quarter. Net income from Real Estate attributable to W. P. Carey was $210.1 million, which increased due primarily to a mark-to-market gain recognized on the Company’s shares of Lineage Logistics of $38.6 million during the current-year period and the impact of net investment activity (including properties acquired in the CPA:18 Merger) and rent escalations. Net loss from Investment Management attributable to W. P. Carey was $0.6 million, which decreased due primarily to the cessation of Investment Management revenues and distributions previously earned from CPA:18.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2022 fourth quarter was $1.29 per diluted share, down 0.8% from $1.30 per diluted share for the 2021 fourth quarter. The Company’s Real Estate segment generated AFFO of $1.29 per diluted share, up 1.6% from $1.27 per diluted share for the 2021 fourth quarter, primarily reflecting the impact of net investment activity, the accretive impact of the CPA:18 Merger and rent escalations. This increase was mostly offset by the combination of higher interest expense, the net impact of a stronger U.S. dollar relative to foreign currencies, primarily the euro, and the impact on lease revenues of (i) vacant properties, for which the Company received other lease-related income in prior periods, and (ii) certain COVID-related rent recoveries in the prior-year period.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 2

Dividend

•On December 8, 2022, the Company reported that its Board of Directors increased its quarterly cash dividend to $1.065 per share, equivalent to an annualized dividend rate of $4.26 per share. The dividend was paid on January 13, 2023 to shareholders of record as of December 30, 2022.

FULL YEAR FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2022 full year totaled $1.48 billion, up 11.1% from $1.33 billion for the 2021 full year.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2022 full year totaled $1.47 billion, up 11.9% from $1.31 billion for the 2021 full year. Lease revenues were higher as a result of net investment activity, properties acquired in the CPA:18 Merger and rent escalations, partly offset by the impact of a stronger U.S. dollar relative to foreign currencies, primarily the euro. Operating property revenues increased as a result of the self-storage and other operating properties acquired in the CPA:18 Merger. Other lease-related income declined from 2021 (on a GAAP basis).

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2022 full year totaled $599.1 million, up 46.1% from $410.0 million for the 2021 full year. Net income from Real Estate attributable to W. P. Carey was $591.6 million, which increased due primarily to a lower loss on extinguishment of debt, a non-cash mark-to-market gain of $49.2 million recognized on our investment in common stock of Watermark Lodging Trust (WLT) and the impact of net investment activity (including properties acquired in the CPA:18 Merger) and rent escalations, partly offset by higher interest expense. The Company also recorded mark-to-market gains on its shares of Lineage Logistics totaling $38.6 million and $76.3 million during the current and prior year, respectively. Net income from Investment Management attributable to W. P. Carey was $7.5 million, which decreased due primarily to a $29.3 million impairment charge recognized on goodwill within that segment since Investment Management revenues are expected to be minimal going forward following the CPA:18 Merger. The Company also recognized a $33.9 million gain on change in control of interests in connection with the CPA:18 Merger.

AFFO

•AFFO for the 2022 full year was $5.29 per diluted share, up 5.2% from $5.03 per diluted share for the 2021 full year. The Company’s Real Estate segment generated AFFO of $5.20 per diluted share, up 6.3% from $4.89 per diluted share for the 2021 full year, driven by net investment activity and rent escalations, higher other lease-related income (on an AFFO basis, after excluding $37.8 million in the 2021 fourth quarter as non-core income) and the accretive impact of the CPA:18 Merger. This was partly offset by the net impact of a stronger U.S. dollar relative to foreign currencies, primarily the euro, and higher interest expense.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•Dividends declared during 2022 totaled $4.242 per share, an increase of 0.9% compared to total dividends declared during 2021 of $4.205 per share.

AFFO GUIDANCE

•For the 2023 full year, the Company expects to report total AFFO of between $5.30 and $5.40 per diluted share (all of which comprises Real Estate AFFO) based on the following key assumptions:

(i) investment volume of between $1.75 billion and $2.25 billion;

W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 3

(ii) disposition volume of between $300 million and $400 million; and

(iii) total general and administrative expenses of between $97 million and $100 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

REAL ESTATE

Investments

•During the 2022 fourth quarter, the Company completed investments totaling $158.5 million, bringing total investment volume for the year ended December 31, 2022 to $1.4 billion (excluding properties acquired in the CPA:18 Merger).

•Year to date through February 10, 2023, the Company has completed investment volume of $64.8 million.

•The Company currently has seven capital investments and commitments totaling $87.7 million and construction loan funding of $68.7 million scheduled to be completed during 2023, for an aggregate total of $156.4 million.

Dispositions

•During the 2022 fourth quarter, the Company disposed of six properties for gross proceeds of $67.6 million, bringing total disposition proceeds for the year ended December 31, 2022 to $243.7 million.

Rent Collections

•The Company received over 99.3% of contractual base rent that was due in the 2022 fourth quarter.

Composition

•As of December 31, 2022, the Company’s net lease portfolio consisted of 1,449 properties, comprising 176 million square feet leased to 392 tenants, with a weighted-average lease term of 10.8 years and an occupancy rate of 98.8%. In addition, the Company owned 84 self-storage operating properties, two student housing operating properties and one hotel operating property, totaling approximately 6.6 million square feet.

Conversion of Net Lease Hotels to Operating Properties

•On January 31, 2023, 12 hotels owned by the Company converted to operating properties upon expiration of their master lease with Marriott, at which time the Company began recognizing operating property revenues and expenses on the properties and ceased recognizing lease revenues.

BALANCE SHEET AND CAPITALIZATION

Forward Equity

•During the 2022 fourth quarter, the Company settled a portion of its outstanding forward sale agreements, issuing 2,587,500 shares of common stock for net proceeds of $187 million.

•During the 2022 fourth quarter, the Company used forward sale agreements under its ATM program to sell 986,400 shares of common stock at a weighted-average gross price of $80.02 per share, all of which remain available for settlement, for anticipated net proceeds of approximately $78 million.

•As of December 31, 2022, the Company had an aggregate of $530 million in anticipated net proceeds available for settlement pursuant to forward sale agreements.

W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 4

•Subsequent to quarter end, the Company used forward sale agreements under its ATM program to sell 353,264 shares of common stock at a weighted-average gross price of $81.94 per share, all of which remain available for settlement, for anticipated net proceeds of approximately $29 million.

•As a result, the Company currently has an aggregate of $559 million in anticipated net proceeds available for settlement pursuant to forward sale agreements.

Cash Received for Shares of WLT

•As previously announced, in October 2022, all outstanding shares of WLT common stock were acquired by a private real estate fund. As of the date of acquisition, the Company owned 12,208,243 shares of WLT common stock for which it received $82.6 million in cash and as a result has no remaining interest in WLT.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2022 fourth quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 10, 2023, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, February 10, 2023 at 10:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc.

Celebrating its 50th anniversary, W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $24 billion and a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,449 net lease properties covering approximately 176 million square feet and a portfolio of 84 self-storage operating properties, as of December 31, 2022. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with build-in rent escalations.

www.wpcarey.com

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W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements and Rent Collections

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding the investment environment, pipeline and our investment volume. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to inflation and increased interest rates, the effects of pandemics and global outbreaks of contagious diseases (such as the ongoing COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the ongoing conflict between Russia and Ukraine and the global response to it), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

In addition, information provided regarding historical rent collections should not serve as an indication of expected future rent collections.

* * * * *
W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2022	2021
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$13,338,857	$11,791,734
Land, buildings and improvements — operating properties	1,095,892	83,673
Net investments in direct financing leases and loans receivable	771,761	813,577
In-place lease intangible assets and other	2,659,750	2,386,000
Above-market rent intangible assets	833,751	843,410
Investments in real estate	18,700,011	15,918,394
Accumulated depreciation and amortization (a)	(3,269,057)	(2,889,294)
Assets held for sale, net	57,944	8,269
Net investments in real estate	15,488,898	13,037,369
Equity method investments (b)	327,502	356,637
Cash and cash equivalents	167,996	165,427
Due from affiliates	919	1,826
Other assets, net	1,079,308	1,017,842
Goodwill	1,037,412	901,529
Total assets	$18,102,035	$15,480,630

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,916,400	$5,701,913
Unsecured term loans, net	552,539	310,583
Unsecured revolving credit facility	276,392	410,596
Non-recourse mortgages, net	1,132,417	368,524
Debt, net	7,877,748	6,791,616
Accounts payable, accrued expenses and other liabilities	623,843	572,846
Below-market rent and other intangible liabilities, net	184,584	183,286
Deferred income taxes	178,959	145,572
Dividends payable	228,257	203,859
Total liabilities	9,093,391	7,897,179

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 210,620,949 and 190,013,751 shares, respectively, issued and outstanding	211	190
Additional paid-in capital	11,706,836	9,977,686
Distributions in excess of accumulated earnings	(2,486,633)	(2,224,231)
Deferred compensation obligation	57,012	49,810
Accumulated other comprehensive loss	(283,780)	(221,670)
Total stockholders’ equity	8,993,646	7,581,785
Noncontrolling interests	14,998	1,666
Total equity	9,008,644	7,583,451
Total liabilities and equity	$18,102,035	$15,480,630
________
(a)Includes $1.7 billion and $1.5 billion of accumulated depreciation on buildings and improvements as of December 31, 2022 and 2021, respectively, and $1.6 billion and $1.4 billion of accumulated amortization on lease intangibles as of December 31, 2022 and 2021, respectively.
(b)Our equity method investments in real estate totaled $325.3 million and $291.9 million as of December 31, 2022 and 2021, respectively. Our equity method investments in the Managed Programs totaled $2.2 million and $64.7 million as of December 31, 2022 and 2021, respectively.

W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Revenues
Real Estate:
Lease revenues	$347,636	$331,902	$305,093
Income from direct financing leases and loans receivable	17,472	20,637	15,637
Operating property revenues	28,951	21,350	4,004
Other lease-related income	8,083	8,192	45,590
	402,142	382,081	370,324
Investment Management:
Asset management and other revenue	383	1,197	3,571
Reimbursable costs from affiliates	104	344	985
	487	1,541	4,556
	402,629	383,622	374,880
Operating Expenses
Depreciation and amortization	140,749	132,181	135,662
General and administrative	22,728	22,299	19,591
Reimbursable tenant costs	21,084	18,874	16,475
Property expenses, excluding reimbursable tenant costs	13,879	11,244	11,466
Impairment charges — real estate	12,734	—	7,945
Operating property expenses	11,719	9,357	2,887
Stock-based compensation expense	9,739	5,511	6,091
Merger and other expenses (a)	2,058	17,667	(563)
Reimbursable costs from affiliates	104	344	985
Impairment charges — Investment Management goodwill (b)	—	29,334	—
	234,794	246,811	200,539
Other Income and Expenses
Other gains and (losses) (c)	97,059	(15,020)	(28,461)
Interest expense	(67,668)	(59,022)	(47,208)
Non-operating income (d)	6,526	9,263	3,156
Earnings (losses) from equity method investments	6,032	11,304	(6,675)
Gain (loss) on sale of real estate, net	5,845	(4,736)	9,511
Gain on change in control of interests (e)	—	33,931	—
	47,794	(24,280)	(69,677)
Income before income taxes	215,629	112,531	104,664
Provision for income taxes	(6,126)	(8,263)	(5,052)
Net Income	209,503	104,268	99,612
Net loss (income) attributable to noncontrolling interests	35	660	(50)
Net Income Attributable to W. P. Carey	$209,538	$104,928	$99,562

Basic Earnings Per Share	$1.00	$0.52	$0.53
Diluted Earnings Per Share	$1.00	$0.51	$0.53
Weighted-Average Shares Outstanding
Basic	209,281,888	203,093,553	187,630,036
Diluted	209,822,650	204,098,116	188,317,117

Dividends Declared Per Share	$1.065	$1.061	$1.055
W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 8

W. P. CAREY INC.
Full Year Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2022	2021
Revenues
Real Estate:
Lease revenues	$1,301,617	$1,177,438
Income from direct financing leases and loans receivable	74,266	67,555
Operating property revenues	59,230	13,478
Other lease-related income	32,988	53,655
	1,468,101	1,312,126
Investment Management:
Asset management and other revenue	8,467	15,363
Reimbursable costs from affiliates	2,518	4,035
	10,985	19,398
	1,479,086	1,331,524
Operating Expenses
Depreciation and amortization	503,403	475,989
General and administrative	88,952	81,888
Reimbursable tenant costs	73,622	62,417
Property expenses, excluding reimbursable tenant costs	50,753	47,898
Impairment charges — real estate	39,119	24,246
Stock-based compensation expense	32,841	24,881
Impairment charges — Investment Management goodwill	29,334	—
Operating property expenses	27,054	9,848
Merger and other expenses	19,387	(4,546)
Reimbursable costs from affiliates	2,518	4,035
	866,983	726,656
Other Income and Expenses
Interest expense	(219,160)	(196,831)
Other gains and (losses)	96,038	(12,885)
Gain on sale of real estate, net	43,476	40,425
Gain on change in control of interests	33,931	—
Non-operating income	30,309	13,860
Earnings (losses) from equity method investments	29,509	(10,829)
	14,103	(166,260)
Income before income taxes	626,206	438,608
Provision for income taxes	(27,724)	(28,486)
Net Income	598,482	410,122
Net loss (income) attributable to noncontrolling interests	657	(134)
Net Income Attributable to W. P. Carey	$599,139	$409,988

Basic Earnings Per Share	$3.00	$2.25
Diluted Earnings Per Share	$2.99	$2.24
Weighted-Average Shares Outstanding
Basic	199,633,802	182,486,476
Diluted	200,427,124	183,127,098

Dividends Declared Per Share	$4.242	$4.205
__________
(a)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(b)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(c)Amount for the three months ended December 31, 2022 is primarily comprised of net gains on foreign currency exchange rate movements of $57.9 million and a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $38.6 million.
(d)Amount for the three months ended December 31, 2022 is comprised of realized gains on foreign currency exchange derivatives of $6.1 million and interest income on deposits of $0.4 million.
(e)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Net income attributable to W. P. Carey	$209,538	$104,928	$99,562
Adjustments:
Depreciation and amortization of real property	140,157	131,628	134,149
Impairment charges — real estate	12,734	—	7,945
(Gain) loss on sale of real estate, net	(5,845)	4,736	(9,511)
Gain on change in control of interests (a) (b)	—	(33,931)	—
Impairment charges — Investment Management goodwill (c)	—	29,334	—
Proportionate share of adjustments to earnings from equity method investments (d)	2,296	2,242	15,183
Proportionate share of adjustments for noncontrolling interests (e)	(294)	(189)	(4)
Total adjustments	149,048	133,820	147,762
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	358,586	238,748	247,324
Adjustments:
Other (gains) and losses (g)	(97,059)	15,020	28,461
Straight-line and other leasing and financing adjustments (h)	(14,766)	(14,326)	(53,380)
Stock-based compensation	9,739	5,511	6,091
Above- and below-market rent intangible lease amortization, net	8,652	11,186	15,082
Amortization of deferred financing costs	5,705	5,223	3,239
Tax (benefit) expense – deferred and other	(3,325)	1,163	(2,507)
Merger and other expenses (i)	2,058	17,667	(563)
Other amortization and non-cash items	490	359	560
Proportionate share of adjustments to earnings from equity method investments (d)	(319)	(2,156)	1,303
Proportionate share of adjustments for noncontrolling interests (e)	(85)	(673)	(5)
Total adjustments	(88,910)	38,974	(1,719)
AFFO Attributable to W. P. Carey (f)	$269,676	$277,722	$245,605

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$358,586	$238,748	$247,324
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$1.70	$1.17	$1.31
AFFO attributable to W. P. Carey (f)	$269,676	$277,722	$245,605
AFFO attributable to W. P. Carey per diluted share (f)	$1.29	$1.36	$1.30
Diluted weighted-average shares outstanding	209,822,650	204,098,116	188,317,117
W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Net income from Real Estate attributable to W. P. Carey	$210,142	$111,375	$94,634
Adjustments:
Depreciation and amortization of real property	140,157	131,628	134,149
Impairment charges — real estate	12,734	—	7,945
(Gain) loss on sale of real estate, net	(5,845)	4,736	(9,511)
Gain on change in control of interests (a)	—	(11,405)	—
Proportionate share of adjustments to earnings from equity method investments (d)	2,296	2,242	15,183
Proportionate share of adjustments for noncontrolling interests (e)	(294)	(189)	(4)
Total adjustments	149,048	127,012	147,762
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (f)	359,190	238,387	242,396
Adjustments:
Other (gains) and losses (g)	(96,846)	13,960	27,131
Straight-line and other leasing and financing adjustments (h)	(14,766)	(14,326)	(53,380)
Stock-based compensation	9,739	5,511	6,091
Above- and below-market rent intangible lease amortization, net	8,652	11,186	15,082
Amortization of deferred financing costs	5,705	5,223	3,239
Tax benefit – deferred and other	(3,862)	(2,789)	(1,851)
Merger and other expenses (i)	2,058	17,667	(599)
Other amortization and non-cash items	490	359	560
Proportionate share of adjustments to earnings from equity method investments (d)	(320)	(938)	325
Proportionate share of adjustments for noncontrolling interests (e)	(85)	(673)	(5)
Total adjustments	(89,235)	35,180	(3,407)
AFFO Attributable to W. P. Carey – Real Estate (f)	$269,955	$273,567	$238,989

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (f)	$359,190	$238,387	$242,396
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (f)	$1.70	$1.17	$1.29
AFFO attributable to W. P. Carey – Real Estate (f)	$269,955	$273,567	$238,989
AFFO attributable to W. P. Carey per diluted share – Real Estate (f)	$1.29	$1.34	$1.27
Diluted weighted-average shares outstanding	209,822,650	204,098,116	188,317,117
W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 11

W. P. CAREY INC.
Full Year Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2022	2021
Net income attributable to W. P. Carey	$599,139	$409,988
Adjustments:
Depreciation and amortization of real property	500,764	470,554
Gain on sale of real estate, net	(43,476)	(40,425)
Impairment charges — real estate	39,119	24,246
Gain on change in control of interests (a) (b)	(33,931)	—
Impairment charges — Investment Management goodwill (c)	29,334	—
Proportionate share of adjustments to earnings from equity method investments (d)	15,155	32,213
Proportionate share of adjustments for noncontrolling interests (e)	(491)	(16)
Total adjustments	506,474	486,572
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	1,105,613	896,560
Adjustments:
Other (gains) and losses	(96,038)	12,885
Straight-line and other leasing and financing adjustments (h)	(54,431)	(83,267)
Above- and below-market rent intangible lease amortization, net	41,390	53,585
Stock-based compensation	32,841	24,881
Merger and other expenses (i)	19,387	(4,546)
Amortization of deferred financing costs	17,203	13,523
Tax benefit – deferred and other	(3,759)	(5,967)
Other amortization and non-cash items	1,931	1,709
Proportionate share of adjustments to earnings from equity method investments (d)	(2,770)	12,152
Proportionate share of adjustments for noncontrolling interests (e)	(769)	(24)
Total adjustments	(45,015)	24,931
AFFO Attributable to W. P. Carey (f)	$1,060,598	$921,491

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$1,105,613	$896,560
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$5.52	$4.90
AFFO attributable to W. P. Carey (f)	$1,060,598	$921,491
AFFO attributable to W. P. Carey per diluted share (f)	$5.29	$5.03
Diluted weighted-average shares outstanding	200,427,124	183,127,098
W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 12

W. P. CAREY INC.
Full Year Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2022	2021
Net income from Real Estate attributable to W. P. Carey	$591,603	$384,766
Adjustments:
Depreciation and amortization of real property	500,764	470,554
Gain on sale of real estate, net	(43,476)	(40,425)
Impairment charges — real estate	39,119	24,246
Gain on change in control of interests (a)	(11,405)	—
Proportionate share of adjustments to earnings from equity method investments (d)	15,155	32,213
Proportionate share of adjustments for noncontrolling interests (e)	(491)	(16)
Total adjustments	499,666	486,572
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (f)	1,091,269	871,338
Adjustments:
Other (gains) and losses	(97,149)	13,676
Straight-line and other leasing and financing adjustments (h)	(54,431)	(83,267)
Above- and below-market rent intangible lease amortization, net	41,390	53,585
Stock-based compensation	32,841	24,881
Merger and other expenses (i)	19,384	(4,597)
Amortization of deferred financing costs	17,203	13,523
Tax benefit – deferred and other	(8,164)	(4,938)
Other amortization and non-cash items	1,931	1,709
Proportionate share of adjustments to earnings from equity method investments (d)	(723)	10,253
Proportionate share of adjustments for noncontrolling interests (e)	(769)	(24)
Total adjustments	(48,487)	24,801
AFFO Attributable to W. P. Carey – Real Estate (f)	$1,042,782	$896,139

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (f)	$1,091,269	$871,338
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (f)	$5.44	$4.76
AFFO attributable to W. P. Carey – Real Estate (f)	$1,042,782	$896,139
AFFO attributable to W. P. Carey per diluted share – Real Estate (f)	$5.20	$4.89
Diluted weighted-average shares outstanding	200,427,124	183,127,098
__________
(a)Amounts for the three months ended September 30, 2022 and year ended December 31, 2022 represent a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(b)Amounts for the three months ended September 30, 2022 and year ended December 31, 2022 represent a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(c)Amounts for the three months ended September 30, 2022 and year ended December 31, 2022 represent an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(g)AFFO adjustment amounts for the three months ended December 31, 2022 are primarily comprised of net gains on foreign currency exchange rate movements of $57.9 million and a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $38.6 million. Real Estate AFFO adjustment amounts for the three months ended December 31, 2022 are primarily comprised of net gains on foreign currency exchange rate movements of $57.5 million and a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $38.6 million.
(h)Amounts for the three months and year ended December 31, 2021 include an adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.
(i)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 13

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2022 Earnings Release 8-K – 14